UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 24, 2007

United America Indemnity, Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	000-50511	98-0417107
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Walker House, 87 Mary Street, P.O. Box 908GT, Cayman Islands, Cayman Islands		None
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(345) 949-0100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective April 24, 2007, Dr. Kenneth J. Singleton, a member of the Company’s Board of Directors resigned. Dr. Singleton served on the Company’s Audit Committee and Section 162(m) Committee. Dr. Singleton’s resignation was not as a result of any disagreement with the Company or any matters relating to the Company’s operations, policies or practices.

(d) Effective April 24, 2007, the Company’s Board of Directors appointed Larry A. Frakes to the Board of Directors of the Company. Additionally, Mr. Frakes was appointed to serve as a member of the Company’s Audit Committee and Section 162(m) Committee.

There are no arrangements or understandings between Mr. Frakes and any other person pursuant to which he became a director. He is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K. He is not a party to any material plan, contract or arrangement that was entered into in connection with his appointment.

A press release announcing Mr. Frakes’ appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated April 25, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United America Indemnity, Ltd.

April 25, 2007	By:	Thomas M. McGeehan

Name: Thomas M. McGeehan
Title: Controller

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated April 25, 2007.